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                                 STOEL RIVES LLP
                              600 University Street
                                   Suite 3600
                         Seattle, Washington 98101-3197

                                                                       Exhibit 5

                                February 13, 2003

Board of Directors
Cray Inc.
411 First Avenue South, Suite 600
Seattle, WA  98104

         Re:  Registration Statement on Form S-3

Dear Sirs:

      As counsel for Cray Inc., a Washington corporation (the "Company"), and at your request, we are rendering this opinion in connection with a proposed sale by the Company of up to 1,437,500 shares (the "Additional Shares") of the Company's common stock, $.01 par value per share (the "Common Stock") pursuant to a Registration Statement on Form S-3 filed by the Company (the "Rule 462(b) Registration Statement") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"). The Rule 462(b) Registration Statement relates to the Company's Registration Statement on Form S-3 (Registration No. 333-102367) filed with the Securities and Exchange Commission (the "Commission") on January 6, 2003 under the Act and Amendment No. 1 to such Registration Statement filed with the Commission on February 11, 2003 (as thus amended, the "Registration Statement"), relating to 7,187,500 shares of Common Stock (including 937,500 shares subject to an over-allotment option).

      We have reviewed such documents, certificates, and records as we deemed necessary for the purpose of this opinion.

      Based on the foregoing, we are of the opinion that the Additional Shares have been duly authorized and, when issued and sold as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Rule 462(b) Registration Statement and any amendment thereto and to the use of our name in the Rule 462(b) Registration Statement, including the prospectus constituting a part thereof, as originally filed and as subsequently amended or supplemented. In giving such consent, we do not thereby admit that we are in the category of persons whose consents are required under Section 7 of the Securities Act of 1933, as amended.

                                               Very truly yours,

                                               /s/ Stoel Rives LLP